Exhibit 23.1a

            Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated July 15, 2004 in the Registration Statement on Amendment No. 1 to Form SB-2 and related Prospectus of Creative Solutions With Art, Inc. for the registration of 900,300 shares of its common stock.




                                                    /s/ Sherb & Co., LLP


New York, New York
September 9, 2004,